VANDERKAM & SANDERS
                               440 LOUISIANA, #475
                                HOUSTON, TX 77002
                               713-547-8900 PHONE
                             713-547-8910 FACSIMILE


March 20, 2001

Venturelist.com, Inc.
583 San Mateo Avenue
San Bruno, California 94066

Re:      Form SB-2 Registration Statement
         File No.  333-48544

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of Venturelist.com, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. 2,224,551 shares of common stock, $.001 par value (the "Shares") to be distributed by M&A West, Inc. to M&A West stockholders.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Amended and Restated Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been distributed and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                                      Sincerely,
                                                      VANDERKAM & SANDERS



                                                     /s/ Vanderkam & Sanders